Exhibit 10.19

RELEASE

               KNOW ALL MEN BY THESE PRESENTS that Pure Play Media Holdings, Inc., a Nevada Corporation, in consideration of the payment of  One Dollar and other good and valuable consideration does hereby remise, release and forever discharge Stellar Media Corp., an Alberta Corporation, of and from all manner of actions, causes of actions, suites, debts, dues, accounts, bonds, covenants, contracts, claims and demands whatsoever which against the said Stellar Media Corp. it ever had, now has or which its assigns or successors, or any of them, hereinafter can, shall or may have for or by reason of his involvement with Pure Play Media Holdings, Inc., as an employee, officer and director to date.

               IN WITNESS WHEREOF  Pure Play Media Holdings, Inc. has affixed its hand and seal by its proper officer this 15th day of August, 2003.

                                                                                                Pure Play Media Holdings, Inc.

                                                                                                 Per:       /s/ Sieg Badke
                                                                                                             Authorized Signatory